Exhibit 10.1

PLACEMENT AGENCY AGREEMENT

November 2, 2016

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, New York 11790

Ladies and Gentlemen:

This letter (the “Agreement”) constitutes the agreement among Maxim Group LLC (“Maxim” or the “Lead Placement Agent”), Imperial Capital, LLC (“Imperial” or the “Co-Placement Agent” and, together with Maxim, the “Placement Agents”) and Applied DNA Sciences, Inc. (the “Company”), that the Placement Agents shall serve as the exclusive placement agents for the Company, on a “reasonable best efforts” basis, in connection with the proposed private placement (the “Placement”) of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”). The Shares, the Warrants and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are hereinafter referred to collectively as the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein shall be construed to provide either that the Placement Agents have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agents’ obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agents to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company. The Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on their behalf in connection with the Placement.  The sale of the Securities to any Purchaser will be evidenced by a purchase agreement (the “Securities Purchase Agreement”) between the Company and such Purchasers in a form reasonably acceptable to the Company and the Lead Placement Agent.  Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement. Prior to the signing of any Securities Purchase Agreement, officers of the Company will be reasonably available to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event the Placement Agents determine that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Lead Placement Agent to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

Section 1        COMPENSATION.  As compensation for the services provided by the Placement Agents hereunder, the Company agrees as follows:

(A)         To pay to the Placement Agents a cash fee equal to: 7.0 % of the gross proceeds received by the Company in the Placement, which shall be paid at the Closing of the Placement from the gross proceeds of the Securities sold and shall be paid directly to the Placement Agents with 5.25% of the gross proceeds to the Lead Placement Agent and 1.75% of the gross proceeds to Imperial; provided however, that the Company will not be required to pay the Placement Agents any cash fee with respect to any proceeds received by the Company from any investor(s) that is not introduced by the Placement Agents or is introduced to the Placement Agents by the Company (each, a “Company Investor”).

(B)         The Company shall, at the Closing, grant to the Placement Agents (or its designees) warrants to purchase that number of shares of Common Stock (the “Placement Agent Warrants”) equal to three percent (3.0%) of the aggregate number of the Shares sold in the Placement, which Placement Agent Warrants shall be granted 75% to the Lead Placement Agent and 25% to Imperial; provided, however, that the Placement Agents shall not receive any warrants with respect to Securities sold by the Placement Agents to any Company Investor. The Placement Agent Warrants shall be non-exercisable for 180 days from the date of the Closing, have an exercise price equal to 115% of the offering price of the Shares, terminate on the five year anniversary of the Closing Date and have such other terms as the Company and Lead Placement Agent shall mutually agree to on or before the date hereof. The Placement Agent Warrants shall not be redeemable. To the extent that the Purchasers are granted registration rights with respect to their Securities (or components thereof), the Company will grant identical rights to the Placement Agents with respect to the shares of Common Stock underlying the Placement Agent Warrants. The Placement Agents will be entitled to customary demand and “piggyback” rights pursuant to FINRA Rule 5110. If so registered, the Placement Agent Warrants (and the underlying securities) may not be transferred, assigned or hypothecated for a period of six (6) months following the date of the Placement pursuant to FINRA Rule 5110(g)(1), except that they may be assigned, in whole or in part, to any successor, officer or member of the Placement Agent (or to officers or partners of any such successor or member) pursuant to FINRA Rule 5110(g)(2). The Placement Agent Warrants may be exercised in whole or in part by means of “cashless” exercise, and shall provide for customary anti-dilution (adjustment in the name and price of warrants and the shares underlying such warrants) resulting from corporate events (which would include, without limitation, dividends, reorganizations and mergers); and

(C)         Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse the Placement Agents for out-of-pocket expenses actually incurred, including without limitation the reasonable fees and disbursements of legal counsel and all reasonable travel and other out-of-pocket expenses in an amount not to exceed $50,000, $15,000 of which shall be paid to reimburse the Purchasers for legal and due diligence fees and expenses. In the event that this Agreement shall terminate prior to the consummation of the Placement, the Placement Agents shall be entitled to reimbursement for their actual expenses subject to a cap of $50,000. All expenses in excess of $5,000 shall be subject to prior approval by the Company. The Company will reimburse the Placement Agents and the Purchasers, in an amount not to exceed the $50,000 cap in the aggregate, directly out of the Closing of the Placement. The Company also has agreed to provide a cash expense advance of $25,000 to Maxim, with such advance to be applied toward the cash placement fee. If the placement is terminated for any reason, any unused portion of the advance will be returned to the Company.

Section 2        REPRESENTATIONS AND WARRANTIES INCORPORATED BY REFERENCE. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in that certain Securities Purchase Agreement dated as of November 2, 2016, between the Company and each Purchaser, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agents.

Section 3       REPRESENTATIONS OF THE PLACEMENT AGENTS. Each Placement Agent, severally and not jointly, represents and warrants and/or agrees (as the case may be) as of the date of this letter and as of the Closing, that it:

(i)          is a member in good standing of FINRA,

(ii)         is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

(iii)        is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of Securities by such Placement Agent,

(iv)        is and will be a limited liability company duly formed and validly existing under the laws of the State of Delaware,

(v)         has full power and authority to enter into and perform its obligations under this Agreement,

(vi)        has a substantive, preexisting relationship with each Purchaser introduced by such Placement Agent, which for the avoidance of doubt shall exclude any Company Investors,

(vii)       has not had and will not have any discussions with any person that is not a party to this Agreement on the basis of which such person would be able to assert a claim for a finder’s fee or similar fee in connection with Placement of the Securities,

(viii)      has not and will not engage in or employ any form of general solicitation with respect to the offering of the Securities to any Purchaser, including but not limited to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. In effecting the Placement, each Placement Agent each agrees to comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state laws); and

(ix)         is not, and none of its Covered Persons (as defined below) is, subject to a "Bad Actor" disqualification event described in Rule 506(d)(1)(i) to (viii) of Regulation D promulgated pursuant to the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Furthermore, such Placement Agent agrees to notify the Company promptly if it or any of its Covered Persons becomes the subject of a Disqualifying Event such that the safe harbor provisions of the Securities Act Rule 506 cease to be available in connection with the Placement. For the purposes hereof, “Covered Persons” with respect to each Placement Agent, means such Placement Agent, or any predecessor or affiliate of such Placement Agent, or (i) such Placement Agent's (A) directors, (B) executive officers, (C) other officers (as the term “officer” is defined in Rule 405 under the Securities Act) participating in the Placement or (D) managing members, if any, (ii) any such managing members' directors, executive officers and other officers participating in the Placement, if any, and (iii) each person who has been or shall be paid (direct or indirect) remuneration by such Placement Agent or any of its affiliates for the solicitation of purchasers in connection with the Placement, or any other person identified in Rule 506(d)(1). Such Placement Agent agrees to provide subsequent certifications in regards to the above as reasonably requested by the Company from time to time.

Such Placement Agent will immediately notify the Company in writing of any change in its status as such. Such Placement Agent covenants that it will conduct the Transaction hereunder in compliance with the provisions of this Agreement and the requirements of applicable law, including the rules and regulations under the Securities Act.

Section 4       INDEMNIFICATION. The Placement Agents and the Company agree to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification Provisions”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

Section 5       ENGAGEMENT TERM. The Placement Agents’ engagement hereunder will expire on the earlier of (i) the final closing date of the Placement and (ii) December 31, 2016 (such date, the “Termination Date”). In the event, however, in the course of the Placement Agents’ performance of due diligence they deem it necessary to terminate the engagement, the Placement Agents may do so prior to the termination date and upon immediate written notice. If, within six (6) months after the Termination Date, the Company completes any private financing of equity, equity-linked or debt or other capital raising activity of the Company, other than (i) the exercise by any person or entity of any options, warrants or other convertible securities and excluding (ii) the Securities, with any of the purchasers who were first introduced to the Company in connection with the financing contemplated hereby by the Placement Agents, then the Company will pay to the Placement Agents upon the closing of such financing the compensation set forth in Section 1 herein (the “Termination Fee”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein and the Company’s representations and warranties and obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement, irrespective of whether a closing occurs. All such fees and reimbursements due shall be paid to the Placement Agents on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 1 hereof). Each Placement Agent agrees, severally and not jointly, not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement.

Section 6       PLACEMENT AGENTS’ INFORMATION. The Company agrees that any information or advice rendered by the Placement Agents in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information (other than references to the historical fact of the Placement) in any manner without the Placement Agents’ prior written consent.

Section 7       NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agents are not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agents hereunder, all of which are hereby expressly waived.

Section 8       CLOSING. The obligations of the Placement Agents, and the closing of the sale of the Securities hereunder, are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein and in the Securities Purchase Agreement, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)         Except for the 8-K dated September 11, 2015 and periodic updates to its existing Form S-1 and S-3 registration statements, the Company has filed all reports, schedules, forms, statements or other documents required to be filed by the Company under the Securities Act or Exchange Act, during the three years preceding the date hereof (the foregoing materials filed during such three-year period, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension; as of their respective filing or amendment dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; and as of their respective filing or amendment dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(B)          All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement, the Transaction Documents and the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Lead Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(C)         The Placement Agents shall have received as of the Closing Date a certificate of the Secretary of the Company (A) certifying, as complete and accurate as of the Closing, attached copies of the certificate of incorporation and bylaws of the Company, (B) certifying and attaching all requisite resolutions or actions of the Company’s board of directors and shareholders approving the execution and delivery of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, (C) certifying and attaching a Certificate of Good Standing, dated within four (4) business days of the Closing Date, certified by the Secretary of State of the State of Delaware and (D) certifying to the incumbency and signatures of the authorized representatives of the Company executing this Agreement and any other document relating to the transactions contemplated hereby.

(D)         The Placement Agents shall have received as of the Closing Date the favorable opinion of legal counsel to the Company dated as of such Closing Date, addressed to the Placement Agents in form and substance reasonably satisfactory to the Lead Placement Agent.

(E)         The Placement Agents shall have received as of the Closing Date the favorable intellectual property opinion of intellectual property counsel to the Company dated as of such Closing Date, addressed to the Placement Agents in form and substance reasonably satisfactory to the Lead Placement Agent.

(F)          The Placement Agents shall have received as of the Closing Date the favorable legal opinion of British Virgin Island counsel to the to the Company, dated as of such Closing Date, addressed to the Placement Agents in form and substance reasonably satisfactory to the Lead Placement Agent.

(G)          (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited or unaudited financial statements included or incorporated by reference in the SEC Reports, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the SEC Reports and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the SEC Reports, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Securities Purchase Agreement.

(H)         The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Common Stock shall be listed, admitted and authorized for trading on the NASDAQ Capital Market. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NASDAQ Capital Market, nor has the Company received any information suggesting that the Securities and Exchange Commission (the “Commission”) or NASDAQ Capital Market is contemplating terminating such registration or listing.

(I)           Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on the NASDAQ Capital Market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established generally on any such exchange or such market by the Commission or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Lead Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Securities Purchase Agreement.

(J)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal, state or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(K)         The Company shall have prepared and will file within one (1) business day hereof with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(L)          The Company shall have entered into a Securities Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(M)        Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

(N)         On or prior to the Closing Date, the Placement Agents shall have received a Lock-Up Agreement from such of the Company’s officers, directors and holders of five percent (5%) or greater of the Company’s common stock issued and outstanding as of the date hereof as reasonably requested by the Lead Placement Agent.

(O)         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Lead Placement Agent.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, the obligations of the Placement Agent to consummate the Closing hereunder may be cancelled by the Representative after notice of such cancellation shall have be given to the Company in writing and the Company shall have been given a reasonable period of time to satisfy such condition (if such condition is capable of being satisfied).

Section 9        GOVERNING LAW. This Agreement, and any dispute, claim or action arising under or in any way relating to this Agreement, will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is knowingly, voluntarily and irrevocably waived to the fullest extent permitted by applicable law. Each of the Placement Agents and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon a Placement Agent mailed by certified mail to such Placement Agent’s address shall be deemed in every respect effective service process upon such Placement Agent, in any such suit, action or proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 10      ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agents and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ..pdf signature page were an original thereof. The Company agrees that the Placement Agents may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in any such purchase, subscription or other agreement with the Purchasers in the Placement.  All amounts stated in this Agreement are in US dollars unless expressly stated.

Section 11      NOTICES. All notices and communications hereunder shall be in writing and mailed or delivered or by email if subsequently confirmed in writing, and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows: (a) if to the Placement Agents, c/o Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Equity Capital Markets, with a copy to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: General Counsel, to Imperial, Capital, LLC, 2000 Avenue of The Stars, Los Angeles, CA 90067, Attention: General Counsel with a copy to 277 Park Ave., New York, NY 10172, Attention: Equity Capital Markets,   and to Harter Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, NY 14604, Attention: James M. Jenkins, and (b) if to the Company, to the address set forth above with a copy to Pepper Hamilton LLP, 620 Eighth Avenue, 37th Floor, New York, New York 10018, Attention: Merrill M. Kraines.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director, Head of Investment Banking

IMPERIAL CAPITAL, LLC

By:	/s/ Steven L. Dearing
Name: Steven L. Dearing
Title: Managing Director, Capital Markets Investment Banking

Accepted and Agreed to as of

the date first written above:

APPLIED DNA SCIENCES, INC.

By:	/s/ James Hayward
Name: James Hayward
Title: Chief Executive Officer

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Maxim Group LLC (“Maxim”) and Imperial Capital, LLC (“Imperial” and, together with Maxim, the “Placement Agents”) by Applied DNA Sciences, Inc. (the “Company”) pursuant to a letter agreement dated November 2, 2016, between the Company and the Placement Agents, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1.	The Company hereby agrees to indemnify and hold the Placement Agents, each of its respective officers, directors, principals, employees, affiliates, and stockholders, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively the “Losses”) arising out of, based upon, or in any way related or attributable to, (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by the Placement Agents, unless it is finally judicially determined (and not subject to appeal) in a court of competent jurisdiction that such Losses were the primary and direct result of the bad faith, willful misconduct or gross negligence of the Placement Agents in performing the services hereunder.

2.	The Company agrees to notify the Placement Agents promptly of the assertion against it or any other person of any claim or the commencement of any legal action, suit or proceeding relating to a transaction contemplated by the Agreement. If a Placement Agent receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Addendum A, such Placement Agent shall, within twenty (20) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such twenty (20) day period shall not constitute a waiver by the Placement Agents of their right to indemnity hereunder with respect to such action, suit or proceeding; provided, however, the indemnification hereunder may be limited by any such failure to provide a Claim Notice to the Company that materially prejudices the Company. Upon receipt by the Company of a Claim Notice from a Placement Agent with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Placement Agents shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Placement Agents shall have the right to employ their own counsel in any such action which shall be at the Company's expense if (i) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Placement Agents in such litigation or proceeding or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and any Placement Agent and representation of the Company and the Placement Agents by the same counsel or experts would, in the reasonable opinion of the Lead Placement Agent, be inappropriate due to actual or potential differing interests between the Company and the Placement Agents. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Lead Placement Agent, which consent shall not be conditioned or delayed and which shall not be required if the Placement Agents are granted a release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

3.	The Company further agrees, upon demand by the Placement Agents, to promptly reimburse the Placement Agents for, or pay, any loss, claim, damage, liability or expense as to which the Placement Agents have been indemnified herein with such reimbursement to be made currently as any loss, damage, liability or expense is incurred by the Placement Agents. Notwithstanding the provisions of the aforementioned Indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by a Placement Agent shall be repaid by such Placement Agent in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against such Placement Agent based solely upon its bad faith, gross negligence or willful misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

4.	If for any reason the foregoing indemnification is unavailable or is insufficient to hold such indemnified party harmless, the Company agrees to contribute the amount paid or payable by such indemnified party in such proportion as to reflect not only the relative benefits received by the Company, as the case may be, on the one hand, and the Placement Agents, on the other hand, but also the relative fault of the Company and the Placement Agents as well as any relevant equitable considerations. In no event shall the Placement Agents contribute in excess of the fees actually received by them pursuant to the terms of this Agreement.

5.	For purposes of this Agreement, each officer, director, stockholder, and employee or affiliate of a Placement Agent and each person, if any, who controls a Placement Agent (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as the Placement Agents with respect to matters of indemnification by the Company hereunder.

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director, Head of Investment Banking

IMPERIAL CAPITAL, LLC

By:	/s/ Steven L. Dearing
Name: Steven L. Dearing
Title: Managing Director, Capital Markets Investment Banking

Accepted and Agreed to as of

the date first written above:

APPLIED DNA SCIENCES, INC.

By:	/s/ James Hayward
Name: James Hayward
Title: Chief Executive Officer

[Signature Page to Indemnification Provisions

Pursuant to Placement Agency Agreement]